UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 16, 2008

POWERSECURE INTERNATIONAL, INC.
(Exact name of Registrant as specified in its charter)

Delaware	1-12014	84-1169358
(State or other jurisdiction	(Commission File Number)	(I.R.S Employer
of incorporation)		Identification No.)

1609 Heritage Commerce Court, Wake Forest, North Carolina		27587
(Address of principal executive offices)		(Zip code)
Registrant’s telephone number, including area code: (919) 556-3056
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     On January 17, 2008, PowerSecure, Inc. (“PowerSecure”), the principal operating subsidiary of PowerSecure International, Inc., a Delaware corporation (the “Company”), acquired the land and building constituting the principal executive offices of the Company and of PowerSecure, which are located in Wake Forest North Carolina, pursuant to a Real Estate Purchase Agreement, dated as of January 16, 2008, by and between H & C Holdings, LLC. (“Seller”) and PowerSecure for a purchase price of approximately $3.3 million. The Real Estate Purchase Agreement is attached hereto as Exhibit 10.1 and incorporated herein by this reference.
     Prior thereto, PowerSecure had been leasing the facilities from the Seller. The Company determined it was more financially favorable to the Company to acquire the facilities than to continue leasing them, and that the ownership of those facilities served the best interests of its stockholders.
     The acquisition of the facilities was financed in large part through a $2,584,000 seven (7) year term loan under a Term Credit Agreement (the “Term Credit Agreement”) with Citibank, N.A., as the administrative agent (the “Agent”), and the other lenders party thereto (“Lender”). The Company had previously entered into a $25 million senior, first-priority secured revolving and term credit facility (the “Credit Facility”) with the Lender, and the Term Credit Agreement is in addition to, and on substantially the same terms and conditions as, the Credit Facility, including nearly identical covenants (financial and operating), representations, warranties, collateral, security and events of default. The Term Credit Agreement, like the Credit Facility, is guaranteed by all active subsidiaries of the Company and secured by the assets of the Company and its subsidiaries.
     The outstanding balance under the Term Credit Agreement is payable on a quarterly basis and bears interest, at the Company’s discretion, at either the London Interbank Offered Rate (“LIBOR”) for the corresponding deposits of U. S. Dollars plus an applicable margin, which is on a sliding scale ranging from 125 basis points to 200 basis points based upon the Company’s leverage ratio, or at the Agent’s alternate base rate of the Agent plus an applicable margin, on a sliding scale ranging from minus 25 basis points to plus 50 basis points based upon the Company’s leverage ratio. The Company’s leverage ratio is the ratio of its funded indebtedness as of a given date to its consolidated earnings before interest, taxes, deprecation and amortization (“EBITDA”) for the four consecutive fiscal quarters ending on such date. The Agent’s alternate base rate is equal to the higher of the Federal Funds Rate as published by the Federal Reserve of New York plus 0.50%, and the Agent’s prime commercial lending rate.
     Upon the sale of either PowerSecure or the facilities, the Company is required to use the net proceeds thereof to repay the then outstanding balance on the Term Credit Agreement. The obligations of the Company under the Term Credit Agreement are secured by a deed of trust by PowerSecure with respect to the facilities (the “Deed of Trust”), and by a guaranty (the “Guaranty”) and amendments to the existing security agreements (the “Security Agreements”) by the Company’s active subsidiaries. The Guarantees guaranty all of the obligations of the Company under the Term Credit Agreement, and the Security Agreements, as amended, grant to the Lender a first priority security interest in virtually all of the assets of each of the parties to the Guaranty.
     In addition, on January 17, 2008, the Company entered into a First Amendment to Credit Agreement with the Lender, modifying the Credit Agreement to incorporate and facilitate the Term Credit Agreement and to amend certain technical provisions of the Credit Agreement.

     The foregoing descriptions of the credit instruments with the Lender does not purport to be a complete statement of the parties’ rights and obligations thereunder and are qualified in their entirety by reference to the text of the Term Credit Agreement, the Deed of Trust, the form of First Amendment to Security Agreement, the Guaranty and the First Amendment to Credit Agreement, which are attached as Exhibits 10.2 through 10.6 hereto and incorporated herein by this reference.
     A copy of the Company’s press release issued on January 22, 2008, announcing its acquisition of its principal executive offices is attached hereto as Exhibit 99.1 and incorporated herein by this reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     The information provided above in Item 1.01 relating to the credit and loan arrangements with the Lender is hereby incorporated by reference into this Item 2.03.
Item 8.01 Other Events.
     On January 23, 2008, the Company issued a press release announcing a major recurring revenue contract with an investor-owned utility. A copy of the Company’s press release containing this announcement is filed herewith as Exhibit 99.2 and incorporated herein by this reference.
     The press release filed herewith as Exhibit 99.2 contains forward-looking statements relating to the Company’s future performance. A more thorough discussion of certain risks, uncertainties and other factors that may affect the Company’s operating results is included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006 and in subsequent reports, including Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, filed with the Securities and Exchange Commission.

Item 9.01 Financial Statements and Exhibits.
(d)	Exhibits
10.1	Real Estate Purchase Agreement, dated as of January 16, 2008, between PowerSecure, Inc. and H & C Holdings, LLC

10.2	Term Credit Agreement, dated as of January 17, 2008, among PowerSecure International, Inc., the financial institutions from time to time parties thereto as lenders, and Citibank, N.A., as administrative agent

10.3	Deed of Trust, dated as of January 17, 2008, from PowerSecure, Inc. for the benefit of Citibank, N.A., as administrative agent

10.4	Form of First Amendment to Security Agreement, dated as of January 17, 2008, by each of PowerSecure International, Inc. and its active subsidiaries in favor of Citibank, N.A., as administrative agent, as secured party

10.5	Guaranty, dated as of January 17, 2008, by the active subsidiaries of PowerSecure International, Inc. in favor of Citibank, N.A., as administrative agent

10.6	First Amendment to Credit Agreement, dated as of January 17, 2008, among PowerSecure International, Inc., the financial institutions from time to time parties thereto as lenders, and Citibank, N.A., as administrative agent

99.1	Press Release of PowerSecure International, Inc., issued January 22, 2008, announcing the purchase of its executive offices

99.2	Press Release of PowerSecure International, Inc., issued January 23, 2008, announcing recurring revenue contract with investor-owned utility.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POWERSECURE INTERNATIONAL, INC.
By:	/s/ Christopher T. Hutter
Christopher T. Hutter
Vice President and Chief Financial Officer

Dated: January 23, 2008

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